Exhibit 10.8

Share Pledge Agreement

This Share Pledge Agreement (“this Agreement”) is signed in Beijing, the People’s Republic of China on Nov. 16, 2010 by the following two parties:

Pledgeor A: Zhao Jing

Identity Card No.: 142401198203010928

Domicile: No. 8, Department 1, Building 2, No.29, Jinlun East Street, Yuci District, Jinzhong City, Shanxi Province

Pledgeor B: Zhao Peilin

Identity Card No.: 42401197408022717

Domicile: Room 23, Row 1, No.42, Qingyuan Alley, Yuci City, Shanxi Province

Pledgee: Detian Yu Biotechnology (Beijing) Co. Limited

Address: A-807 North Star Century Center, 8 Beichen West Road, Chaoyang District, Beijing

Unless otherwise stipulated, Pledgeor A and Pledgeor B are collectively regarded as “the Pledgeor”.

In view of:

I.
Pledgeor A and Pledgeor B respectively own 60% and 40% of equity interests in Jinzhong Longyue Investment Consulting Co., Ltd. (hereinafter referred to as “Jinzhong Longyue”), a limited liability company established under the law of the People’s Republic of China;

II.	The Pledgee is a validly existing limited company legally established in Beijing, China;

III.
On Nov. 16, 2010, the Pledgee and Jinzhong Longyue has signed Business Cooperation Agreement (hereinafter referred to as “Business Cooperation Agreement”), Exclusive Management and Consulting Service Agreement (hereinafter referred to as “Exclusive Management and Consulting Service Agreement”) and Business Operation Agreement (hereinafter referred to as “Business Operation Agreement”) together with the shareholders of Jinzhong Longyue; and

IV.
To assure Jinzhong Longyue’s performance of all the obligations under Business Cooperation Agreement and Exclusive Management and Consulting Service Agreement according to the agreements and provision to Pledgee with counter-guarantee obligations according to the obligations of the suretyship of joint and several liability under the Business Operation Agreement, Pledgeor is willing to comply with terms and conditions in this Agreement and guarantee respectively-owned equity interests of Jinzhong Longyue for Jinzhong Longyue’s performance of all the obligations under Business Cooperation Agreement and Exclusive Management and Consulting Service Agreement and provides Pledgee with counter-guaranty according to the obligations of the suretyship of joint and several liability, and Pledgee is willing to accept the guarantee.

Accordingly, Pledgeor and Pledgee agree to sign this Agreement as stipulated hereinafter.

1.	Definition Unless stipulated otherwise in this Agreement, the meanings of the following terms are:

1.1
The pledge equities herein referred to 60% and 40%of equities of Jinzhong Longyue owned by Pledgeor A and Pledgeor B respectively, and all the rights and incomes related to these equities, including but not limited to the dividends sourced from the pledge equities.

1.2
Pledged debts herein referred to as all the obligations or debts under the Exclusive Management and Consulting Service Agreement and Business Cooperation Agreement assumed by Jinzhong Longyue, and payment obligations of the Pledgee for the performance of joint and several liabilities guarantee assumed by the Pledgee under the Business Operation Agreement, including but not limited to cooperation fees, commission, service fees, all the payments, default penalties, compensation for damage, expenses for enforcing the credits, damages and all the other payable expenses bear by the Pledgee due to the default of Jinzhong Longyue.

2.	Equity Pledge

2.1
As a security for the performance of all the obligations or debts under the Exclusive Management and Consulting Service Agreement and Business Cooperation Agreement assumed by Jinzhong Longyue, and a counter-guarantee to the payment made by the Pledgee for the performance of joint and several liabilities guarantee assumed by the Pledgee under the Business Operation Agreement, the Pledgeors agree to pledge all the pledge equities subject to this Agreement to the Pledgee according to the provisions and conditions in this Agreement, and the Pledgee agree to accept the equities pledge above.

3.	Guarantee Scope

3.1	The guarantee scope of this Agreement is in accordance with liabilities for guarantee defined in Article 1.2 hereof.

4.	Term of Pledge

4.1
The pledge period is from the signing date of this Agreement to the date that all of the Exclusive Management and Consulting Service Agreement, Business Cooperation Agreement and Business Operation Agreement have been terminated. In case that the performance periods of the above-mentioned agreements are not unanimous, the pledge period shall be fixed in accordance with the last expiration date among these agreements.

5.	Representations and Warranties of Pledgeor

5.1	Pledgeor is a Chinese natural person with full capacity for civil conduct, entitled to sign this Agreement and exercise the rights and fulfill the obligations under it.

5.2
Pledgeor’s signature and fulfillment of this Agreement is the expression of own true intention with necessary legal authorization; the obligations under the Agreement signed by Pledgeor are legal, valid and enforceable.

5.3
Pledgeor’s signature and fulfillment of this Agreement do not violate or contradict the Articles of Association and internal rules of Jinzhong Longyue, the contract with the third party, related laws and regulations of China, the approval, authorization, agreement and permission by related competent departments of China and the ruling and order of the court.

5.4
Pledgeor, as sole legal owner of the pledge equity interest, having paid all subscribed capital contributions and received the capital verification report by qualified accountant firms, have the right to make Pledgee the top priority in the pledge of right with respect to the equity interest. The pledge equity interest does not face any right argument, any mortgage or other security interest set by any third party or any trust or restrictively-operated condition; without seized, frozen, detained lawfully or supervised by any third party, The pledge equity interest is not exempt from litigation, execution, enforcement or other legal procedures.

5.5
There does not ever exist or remain any breach or potential breach of the Agreement for Pledgeor, with no such risks within knowable scope. There also does not exist or remain any breach or potential breach of the Agreement greatly and adversely impacting Pledgeor as one party in other contract, with no such risks within knowable scope.

5.6
Pledgeor has complied with and fulfill all the obligations required by applicable laws and conformed to all applicable authorizations and licenses; Pledgeor do not violate any related law, regulation or rule, which greatly and adversely impacting the validity, effect, execution and performability.

5.7
As Pledgeor knows, there is no any court, arbitral tribunal or government authority having undertaken any legal or administrative procedure for Pledgeor or the pledging equity interests, or put forward any legal or administrative procedure for Pledgeor or the pledge equity interest at any court, arbitral tribunal or government authority, with no such risks within knowable scope.

5.8
The information (including documents, data, statements and credentials) provided by Pledgeor to Pledgee is real, complete, adequate, valid and reasonable without any false or misleading information or big issues failing to disclose.

6.	Commitments of Pledgeor

6.1	During the valid term of this Agreement, Pledgeor commits Pledgee that:

6.1.1
Without Pledgee’s prior written consent, Pledgeor shall not make any other guarantee (whether prior to the pledge under this Agreement) or restrictive condition for all or partial pledge equity interest;

6.1.2
Without Pledgee’s prior written consent, Pledgeor cannot sell, lease, lend, shift, transfer, donate, remortgage, entrust, buy shares with the pledge equity interest or deal with all or partial pledge equity interest in other ways;

6.1.3	Pledgeor shall not allow the happening of his or any other’s violation of laws or this Agreement;

6.1.4
Pledgeor shall inform Pledgee if Pledgeor receives any notice, order, ruling, judgment or other document about the pledge equity interest from any Chinese government authority, judicial authority or arbitral authority and take all necessary measures to minimize this kind of notice, order or other document potential to put the pledge equity interest at risk within limited term required by laws.  If Pledgee thinks it is necessary for Pledgeor to submit the notice, order or other document for litigation, arbitration or administrative litigation, Pledgeor shall follow and take over related expenses.

6.2
Pledgeor gives further permission that Pledgee’s rights gained according to this Agreement shall not be interrupted or hindered by legal procedures taken by the Pledgeor, any inheritor or trustor of Pledge or any other person.

6.3
The Pledgeor promises the Pledgee that, to protect or perfect this Agreement’s assurance of paying liabilities for guarantee, the Pledgeor honestly signs and promotes other interested parties involved in the right of pledge to sign all the legal titles and contracts required by the Pledgee, and/ or completes or promote other interested parties to complete what the Pledgee requires, facilitates the execution of rights and authorizations of the Pledgee under this Agreement, signs change files about stock certificate with the Pledgee or his appointed natural person or legal person, and provides the Pledgee with all the required notices, orders and decisions about the pledge of right in a reasonable time. The Pledgeor promises the Pledgee that, to guarantee the interests of the Pledgee, the Pledgeor will comply with and fulfill all the assurances, promises, agreements, statements and conditions.  If the Pledgeor does not fulfill or fully fulfill the assurances, promises, agreements, statements and conditions, the Pledgeor will be responsible for all the loss.

7.	Event of Default

7.1	All of the following conditions shall be deemed as Event of Default:

7.1.1	The Pledgeor fails to timely and fully fulfill any obligation under the Agreement in Annex 1 or timely pay for any liabilities for guarantee;

7.1.2	Any Pledgeor’s representation and assurance in Article 5 of this Agreement includes false, fraudulent or misleading statements or errors;

7.1.3	The Pledgeor violates any promise under Article 6 of this Agreement;

7.1.4
The Pledgeor refuses or delays intentionally to go through the formalities of the establishment or change registration of pledge that pledged hereunder, and fails to correct it timely within 10 days of Pledgee’s written request;

7.1.5	Pledgeor violates any other articles hereunder;

7.1.6
Any external loan, guarantee, compensation, undertaking or other liability for repayment on the part of the Pledgeor (1) is required to be repaid or performed due to default, or (2) is due but cannot be repaid or performed on time so that the Pledgee believes that the capability of the Pledgeor to perform its obligations hereunder has been affected;

7.1.7	This Contract becomes illegal or the Pledgeor is unable to perform its obligations hereunder timely and fully due to promulgation of any law and Pledgeor’s fault ( including non-action);

7.1.8
Any consent, permission, approval, registration or authorization of any government department required for enforceability, legality or effectiveness of this Agreement is revoked, suspended, nullified, or changed materially due to Pledgeor’s fault ( including non-action);

7.1.9	Default results from the action or non-action against the other terms of this Agreement by the Pledgeor.

7.1.10	Other circumstances under which the Pledgee becomes unable to dispose of the Right of Pledge due to the fault (including non-action) of the Pledgeor according to the provisions of the relevant laws.

7.2
If the Pledgeor has known or should be aware of the occurrence of any Event of Default listed in Article 7.1 hereof or events that could cause such Event of Default, the Pledgeor shall immediately notify the Pledgee in writing.

7.3
Unless the Pledgeor adopts measures to correct the Event of Default in Article 7.1 hereof to the satisfaction of the Pledgee, the Pledgee may send to the Pledgeor a written notice of exercise of the Right of Pledge at any time on or after such occurrence and require to dispose of the Right of Pledge in accordance with the provisions of this Agreement.

7.4	The default terms stipulated in this Article hereof shall not affect the exercise of other relief rights of the parties enjoyed by China’s current effective laws and regulations.

8.	Exercise of the Right of Pledge

8.1
Subject to the Article 7.3 hereof, Pledgee may exercise the right to legally dispose of the Right of Pledge at any time on or after its delivery of the Notice of Default in accordance with Article 7.3 hereof.

8.2
The Pledgee shall have the right to dispose the whole or part of pledge equities hereunder (including but not limited to agreement discount or legal auction, sale of pledge equities) in accordance with legal procedures, and exercise priority in satisfying its claims form the proceeds obtained therefrom until all guaranteed debts are paid off.

8.3
When the Pledgee disposes of the Right of Pledge in accordance with this Agreement, the Pledgeor shall establish any hindrance and shall provide for necessary assistance for the realization of the Right of Pledge by the Pledgee.

9.	Transfer

9.1	Without prior consent of the Pledgee, the Pledgeor shall not transfer its whole or partial rights and/or obligations hereunder to the third party.

9.2	This Agreement has binding force on the Pledgeor and its successors, and is valid for the Pledgee and any of its successors and assignees.

9.3
The Pledgee may transfer all or any of its rights and obligations under the Business Cooperation Agreement, Exclusive Management and Consulting Services Agreement and Business Operation Agreement to any natural person or legal person designated by it, and in such case, the assignee thereof shall enjoy and undertake the rights and obligations the same as those enjoyed and undertaken by the Pledgee hereunder, and the Pledgeor shall propose no objections hereto.

9.4	After the Pledgee is changed due to transfer, new parties to the changed pledge shall sign a pledge agreement again in the format of this Agreement.

10.	Handling Charges and Other Expenses

10.1
All expenses in connection with this Agreement, including but not limited to legal fee, cost of production, stamp tax and any other tax and expense shall be borne for its own share by the Pledgeor and Pledgee respectively in accordance with Chinese laws, rules and regulations, and those not stipulated shall be borne by the Pledgeor.

10.2
If the Pledgeor fails to pay any tax or expense payable by it in accordance with the provisions contained herein, or, for any other reasons, the Pledgee is caused to claim for recovery of any tax or expense in any way or in any manner, then, the Pledgeor shall undertake all expenses arising therefrom (including but not limited to various taxes, handling charges, management fees, legal costs, attorney fees and various insurance premium in respect of disposal of the Right of Pledge).

11.	Force Majeure

11.1
“Force majeure event” as referred to herein shall mean any event that is beyond the reasonable control of either party and cannot be avoided by the affected party with reasonable care, including but not limited to any governmental act, fire, explosion, geographic change, storm, flood, earthquake, spring tide, lightning and war. However, such matters as credit, funds or inadequate financing shall not be regarded as force majeure. Either party hereto that is affected by any force majeure event and seeks to be exempted from performance of any of its obligations under this Agreement or under any terms hereof shall, as soon as possible, notify the other party of such exemption and the measures required for fulfillment of such obligations.

11.2
When the fulfillment of the Agreement is delayed of hindered due to above defined force majeure events, the party being affected by the force majeure is exempted for any liabilities hereon under the Agreement, but such exemption is in the premise of the party affected tries all reasonable and feasible efforts to fulfill the Agreement or reduce the impact of force majeure, and the exemption scope is limited in delayed or hindered part. Once the reasons of such exemption being corrected or remedied, the parties shall try their best to recover the fulfillment of the Agreement.

12.	Settlement of Disputes

12.1	This Agreement shall be governed and interpreted in accordance with the laws of the PRC.

12.2
When disputes occur in the interpretation and fulfillment of the articles under the Agreement, the parties shall try to resolve the disputes through kindly negotiation. For any dispute cannot be settled through consultation, either party may submit the dispute to China International Economic and Trade Arbitration Committee (CIETAC) for arbitration in accordance with the then-current arbitration rules of the Committee in effect.  The place of arbitration is in Beijing; and the language of arbitration is Chinese. The arbitration award shall be final and binding on the parties to this Agreement.

13.
Notice

Notices and other communications of either party by provisions of the Agreement shall be in Chinese writing, and shall be regarded as will-be-receiving of the notices when they are sent  to the following addresses of one party or the parties concerned by personal delivery, registered post, mail with postage paid, or agreed express delivery, or in the form of fax.

Pledgee: Detian Yu Biotechnology (Beijing) Co. Limited
Address: No. 8, Department 1, Building 2, No.29, Jinlun East Street, Yuci District, Jinzhong City, Shanxi Province
Tel:  13466880055

Pledgeor A:  Zhao Jing
Domicile: Room 201, Department 3, Building 4, 113 Yingbin Street, Yuci District, Jinzhong Municipality, Shanxi Province
Tel: 13911928819

Pledgeor B:  Zhao Peilin
Domicile: Room 23, Row 1, No.42, Qingyuan Alley, Yuci City, Shanxi Province
Tel: 13935428522

14.	Change, Rescission and Interpretation of the Agreement

14.1
This Agreement may be modified, supplemented or dissolved after written consent of all parties and each party has obtained necessary authorization and approval respectively; the annex, appendix and any modification and supplement form an inseparable part of this Agreement.

14.2	The terms of this Agreement are independent in validity, and the invalidity of any term shall not affect the validity of the other terms.

15.	Entry into Force and Others

15.1	This Agreement is signed on the agreement date stated at the beginning of the Agreement, and comes into effect on the date when equity pledge is recorded in shareholder’s list.

15.2
The parties herein confirm that the Agreement is a fair, reasonable agreement reached by the parties on the basis of equality and mutually benefit. If any term or provision of the Agreement are regarded as invalid or cannot be enforced because of the applicable laws, the term shall be regarded as being eliminated from the Agreement and invalid but the other terms of the Agreement remain valid, and the term shall be regarded as not being included at the very start. The parties shall replace the term being regarded as eliminated with new legal valid term accepted by the parties through negotiation.

15.3	This Agreement is written in Chinese and in nine copies. Each party holds one copy.

In view of the above, all parties under this Agreement have rendered their own authorized signatories to sign this Agreement on the date stated at the beginning of this Agreement.

[This page is used for signature with no texts.]

Pledgeor A:     Zhao Jing

/s/ Zhao Jing                           (Signature)

Pledgeor B:  Zhao Peilin

/s/Zhao Peilin                        (Signature)

Pledgee: Detian Yu Biotechnology (Beijing) Co. Limited (Seal)

Legal representative (authorized representative):  (Signature)